Exhibit 99.1
NEWS RELEASE

CONTACT:	Investor Relations Irvine Sensors Corporation 714-444-8718 investorrelations@irvine-sensors.com
IRVINE SENSORS REGAINS COMPLIANCE WITH NASDAQ LISTING RULE 5550(b)
Notice Received that Net Income from Continuing Operations Standard Satisfied
FOR IMMEDIATE RELEASE
COSTA MESA, CALIFORNIA — October 30, 2009 — Irvine Sensors Corporation (NASDAQ: IRSND) today announced that it received a notice from The Nasdaq Stock Market that the Company has regained compliance with the net income from continuing operations requirement in Nasdaq Listing Rule 5550(b) and has met the requirements of a Nasdaq Listing Qualifications Panel (the “Listing Panel”) decision dated June 29, 2009. On October 26, 2009, the Company released an unaudited condensed statement of operations for the Company’s 2009 fiscal year, which ended September 27, 2009, indicating that the Company’s income from continuing operations for fiscal 2009 was $755,100, subject to audit, an amount in excess of the $500,000 minimum requirement of Nasdaq Listing Rule 5550(b). Accordingly, the Listing Panel has determined to continue the listing of Irvine Sensors’ common stock on The Nasdaq Stock Market.
Irvine Sensors Corporation (www.irvine-sensors.com), headquartered in Costa Mesa, California, is a vision systems company engaged in the development and sale of miniaturized infrared and electro-optical cameras, image processors and stacked chip assemblies and sale of higher level systems incorporating such products and research and development related to high density electronics, miniaturized sensors, optical interconnection technology, high speed network security, image processing and low-power analog and mixed-signal integrated circuits for diverse systems applications.
—00—